UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FortuNet, Inc.

(Exact Name of Registrant as Specified In Its Charter)

Nevada	88-0252188

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2950 Highland Drive, Suite C Las Vegas, Nevada	89109

(Address of principal executive offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
Securities Act registration statement file number to which this Form relates: 333-128391 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, Par Value $.001 Per Share

(Title of class)

Item 1. Description Of Registrant’s Securities To Be Registered
A description of the registrant’s common stock can be found in registrant’s Registration Statement on Amendment No. 3 to Form S-1 (File No. 333-128391) under the Caption “Description of Capital Stock – Common Stock,” as filed with the Securities and Exchange Commission on November 21, 2005, and as subsequently amended, and incorporated herein by reference.
Item 2. Exhibits
1.	Form of Amended and Restated Articles of Incorporation of FortuNet, Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (Amendment No. 1) SEC File No. 333-128391, as filed with the Securities and Exchange Commission on October 27, 2005)

2.	Form of Amended and Restated Bylaws of FortuNet, Inc. (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-1 (Amendment No. 3) SEC File No. 333-128391, as filed with the Securities and Exchange Commission on November 21, 2005)

3.	Form of Certificate Representing Common Stock, $.001 Par Value Per Share, of FortuNet, Inc. (incorporated by reference to Exhibit 4.1 of the Registration Statement on Form S-1 (Amendment No. 2) SEC File No. 333-128391, as filed with the Securities and Exchange Commission on November 14, 2005)
Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 30, 2005	FortuNet, Inc.
	By:	/s/ Yuri Itkis
Yuri Itkis, Chief Executive Officer